EXHIBIT 99.1

Arbutus Announces Issuance of Broad New US Patent for LNP Delivery Technology

Patent Covers Lipid Particle Compositions Known to be Effective for Delivery of Nucleic Acids Including mRNA

VANCOUVER, B.C. and DOYLESTOWN, Pa., Aug. 08, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading hepatitis B virus (HBV) therapeutic solutions company, today announced the issuance of a new patent, U.S. 9,404,127 (‘127 patent), that bolsters Arbutus’ intellectual property for its proprietary lipid nanoparticle (LNP) delivery technology.

The claims of the ‘127 patent broadly encompass populations of lipid particles effective for delivering nucleic acid payloads, including mRNA, and applications ranging from gene therapy to vaccines.  The claims of the patent very likely cover all lipid particle formulations presently in the clinic for delivery of nucleic acids and many, if not all of the more advanced LNP-based products in preclinical development.  Significantly, the claims are not limited to particles having defined concentrations or relative ratios of lipid components, nor are the claims limited to particular lipid component structures.

“We view the ‘127 patent as an important addition to our LNP intellectual property portfolio,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “We believe that many companies attempting to deliver nucleic acids using lipid particles will need a license to our patents and would benefit from our advanced technology and from our clinical, regulatory and manufacturing knowhow. Prospective LNP partnerships have the potential to enable the promising field of mRNA therapeutics and provide significant non-dilutive capital to extend the runway for our main mission to develop curative treatment regimens for HBV.”

About Arbutus
Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward Looking Statements and Information
This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about the issuance of U.S. patent 9,404,127; the claims of the patent likely covering all lipid particle formulations presently in the clinic for delivery of nucleic acids and many, if not all of the more advanced LNP-based products in preclinical development; companies attempting to deliver nucleic acids using lipid particles needing a license to our patents and benefiting from our advanced technology and from our clinical, regulatory and manufacturing knowhow; prospective LNP partnerships having the potential to enable the promising field of mRNA therapeutics and providing significant non-dilutive capital to extend the runway for our main mission to develop curative treatment regimens for HBV; and discovering, developing and commercializing a cure for HBV.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the coverage of the patent’s claims; the need for companies to license the patent; the potential of prospective LNP partnerships; and continued economic and market stability. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the coverage of the patent’s claims may not be as wide as anticipated; other companies may not need to license the patent to the extent expected; Arbutus’ products may not prove to be effective or as potent as currently believed; prospective LNP partnerships may not materialize or be as fruitful as expected; the FDA may refuse to approve Arbutus’ products, or place restrictions on Arbutus’ ability to commercialize its products; Arbutus may not obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; Arbutus may face competition from other pharmaceutical or biotechnology companies; the possibility that other organizations have made advancements in RNAi delivery technology that Arbutus is not aware of; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and economic and capital market conditions.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K and Arbutus’ continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Senior Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com